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                                                                EXHIBIT 10.11


                             SAMUELS JEWELERS, INC.
                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July ___, 2000 between Samuels Jewelers, Inc., a Delaware corporation (the "Company"), and ________________ (the "Purchaser"). In consideration of the agreements contained herein, the parties agree as follows:

         1. Issuance. The Company agrees to issue to Purchaser, and Purchaser hereby agrees to purchase from the Company on the date hereof _________________ shares of common stock of the Company at a per share price equal to $5.25 (the "Purchased Shares") for a total purchase price of $____________________. Purchaser's rights as a shareholder with respect to the Purchased Shares are subject to restrictions and conditions imposed by this Agreement.

         2. Loans in Connection with the Purchased Shares. The Company agrees to initially lend to Purchaser for the purpose of acquiring the Purchased Shares an amount not to exceed 90% of the purchase price (the "Loan"). Purchaser shall execute a promissory note in favor of the Company (the "Note") in substantially the form of Exhibit A attached hereto in a principal amount equal to the amount of such Loan, contemporaneously with the execution of this Agreement. The Note shall be 100% recourse as to the accrued interest and 25% recourse as to the principal on the Note.

         3. Purchaser Representations and Agreements. Purchaser hereby represents and warrants to, and agrees with, the Company as set forth below.

                  (a) Purchaser has full power and authority to execute, deliver and perform Purchaser's obligations under this Agreement and


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                  this Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser is not subject to any restriction on Purchaser's ability to acquire the Purchased Shares being acquired pursuant to this Agreement.

                  (b) Purchaser has reviewed this Agreement and all annexes, schedules and exhibits attached hereto, and has received all such business, financial and other information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Purchased Shares.

                  (c) Purchaser has been furnished access to the business records of the Company and such additional information and documents as Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by Purchaser.

                  (d) Purchaser is acquiring the Purchased Shares acquired hereunder with Purchaser's own property for investment, for Purchaser's own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof. Purchaser does not have any contract, undertaking, agreement or



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                  arrangement with any person, firm or corporation to sell,
                  transfer or grant participation to such person, firm or corporation, with respect to any of the Purchased Shares.

                  (e) If the Purchased Shares sold to the Purchaser are not covered by a valid registration statement and cannot be freely transferred without such a registration statement in place, the Company shall use all reasonable efforts to register such Purchased Shares on whatever form it deems appropriate.

                  (f) Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in the Company;
                  (ii) has the ability to bear the economic risks of its investment for an indefinite period of time; and (iii) has either a pre-existing personal or business relationship with the Company or any of the Company's officers, directors, or controlling persons, or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect Purchaser's own interest in connection with the transaction.

           4. Restriction on Sale or Transfer. Except as provided herein, none of the Purchased Shares (or any beneficial interest therein) shall be sold, transferred, assigned or pledged (including transfer by operation of law)



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and any attempt to make any such sale, transfer, assignment or pledge shall be null and void and of no effect unless such transfer complies with all applicable law, including, without limitation, securities law. The Company shall not be required (a) to transfer on its books any Purchased Shares which shall have been sold, pledged or disposed of in violation of any of the provisions of this Agreement or (b) to treat as owner of such Purchased Shares or to accord the right to vote or to pay dividends to any purported transferee of Purchased Shares in violation of this Agreement.

           5. Injunctive Relief. Purchaser acknowledges that (i) the provisions of Section 4 are reasonable and necessary to protect the legitimate interests of the Company, and (ii) any violation of Section 4 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company for such a violation. Accordingly, Purchaser agrees that if Purchaser violates the provisions of Section 4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

           6. Legends. The certificates representing the Purchased Shares will bear substantially the following legends:

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH



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                  SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE
                  REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b) "THE SHARES RESPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN SAMUELS JEWELERS, INC AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

           7. Tax Matters. Purchaser understands that Purchaser (and not the Company) shall be responsible for and will pay any federal, state, local or foreign tax liability and any of Purchaser's other tax consequences that may arise as a result of the transactions contemplated by this Agreement, including the acquisition and disposition of Purchased Shares. Purchaser shall rely solely on the determinations of Purchaser's tax advisors or his or her own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

           8. General Provisions.

                  (a) No Assignments. Except as specifically provided to the contrary in this Agreement, neither party shall transfer, assign or encumber any of its or his or her rights, privileges, duties or obligations under this Agreement without the prior written consent of the other party, and any attempt to so transfer, assign or encumber shall be void; provided, however, that the Company may assign this Agreement and its rights hereunder in connection with a sale or exchange of its voting stock or a sale or exchange of all or substantially all of the assets of the Company.



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                  (b) Notices. All notices, requests, consents and other
                  communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended or by telecopy, receipt of which is acknowledged by the telecopy number set forth below for the applicable addressee, or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:

                           (i) if to Purchaser, addressed to Purchaser at his or her address shown on the stock register maintained by the Company, or at such other address as Purchaser may specify by written notice to the Company, or

                           (ii) if to the Company, addressed to the Company at 2914 Montopolis Drive, Suite 200, Attention:
                           Secretary, or at such other address as the Company may specify by written notice to Purchaser.

                  Each such notice, request, consent and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three days after deposit as described above. The addresses for the purposes of this
                  Section 8(b) may be changed by giving written notice



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                  of such change in the manner provided herein for giving
                  notice. Unless and until such written notice is received, the addresses provided herein shall be deemed to continue in effect for all purposes hereunder.

                  (c) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of law principles.

                  (d) Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

                  (e) Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto.



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                  (f) Modification, Amendment and Waiver. No modification,
                  amendment or waiver of any provision of this Agreement shall be effective against the Company or Purchaser unless approved in writing by the parties, and, in the case of the Company, authorized by its Board. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

                  (g) Integration. This Agreement, including all exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, written or oral.

                  (h) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  (i) Counterparts. This Agreement may be executed in counterpart with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.



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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    SAMUELS JEWELERS, INC.


                                    By:
                                       Name: Dwayne A. Cooper
                                       Title: Vice President & Treasurer

                                    PURCHASER:

                                    Name:



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